Exhibit 1.1

LRR ENERGY, L.P.

Common Units

Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

Dated:                    , 2011

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EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Subsidiaries of the Partnership
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D-1	—	Form of Lock-Up Agreement
Exhibit D-2	—	Form of Directed Unit Program Lock-Up Agreement
Exhibit E	—	Form of Opinion of Partnership Counsel
Exhibit F	—	Form of Opinion of Counsel to Lime Rock Management LP
Exhibit G	—	Price-Related Information
Exhibit H	—	Issuer General Use Free Writing Prospectuses
Exhibit I	—	Issuer Pricing Free Writing Prospectus

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LRR ENERGY, L.P.

Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

, 2011

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC

Barclays Capital Inc.
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), LRE GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), LRE Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Subsidiary”), Lime Rock Management LP, a Delaware limited partnership (“Lime Rock Management”), Lime Rock Resources A, L.P., a Delaware limited partnership (“LRR A”), Lime Rock Resources B, L.P., a Delaware limited partnership (“LRR B”), and Lime Rock Resources C, L.P., a Delaware limited partnership (“LRR C” and, together with LRR A and LRR B, “Fund I”), confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”), Citigroup Global Markets Inc. (“Citi”), Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC (“RBC”), Barclays Capital Inc. (“Barclays”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Citi, Raymond James, RBC and Barclays are acting as representatives (in such capacity, the “Representatives”), with respect to the issuance and sale by the Partnership of a total of                    common units (the “Initial Securities”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of                        additional Common Units to cover over-allotments, if any (the “Option Securities”).  The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.”  Each of the Partnership Parties and the Operating Subsidiary is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the

“Partnership Entities.” Lime Rock Resources II-A, L.P., a Delaware limited partnership (“LRR IIA”), and Lime Rock Resources II-C, L.P., a Delaware limited partnership, are sometimes collectively referred to herein as “Fund II.” The Partnership Entities, Lime Rock Management and the entities comprising Fund I are collectively referred to herein as the “LRR Parties” and each, individually, as a “LRR Party.” Fund I and Fund II are sometimes collectively referred to herein as “Lime Rock Resources.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to the officers, directors and employees of the General Partner and its affiliates and certain friends and family of the officers, directors and employees of the General Partner and its affiliates and certain other persons associated with the LRR Parties, as designated by the General Partner (the “Reserved Security Offerees”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations.  To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree before           :00    .m. (New York City time) on the first trading day on the NYSE after the date of this Agreement, such Reserved Securities may, at the sole and absolute discretion of the Representatives, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Reserved Security Offerees.

Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus dated                 , 2011 in accordance with the provisions of Rule 430A and Rule 424(b), and the Partnership has previously advised the Representatives of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), is herein called the “Prospectus.”

The Partnership was recently formed by the General Partner and Lime Rock Management to own and acquire producing oil and natural gas properties. Prior to the date hereof, the Partnership Parties, Lime Rock Management, Lime Rock Resources and certain other parties entered into an agreement (the “Stakeholders’ Agreement”) relating to certain rights and obligations of the Partnership Parties and Lime Rock Resources.

It is further understood and agreed by all parties that prior to or on the Closing Date, the following transactions (the “Formation Transactions”) will occur:

(a)                                  the Partnership Entities will enter into a Purchase, Sale, Contribution, Conveyance and Assumption Agreement with Fund I, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement”), pursuant to which Fund I will sell and contribute to the Partnership, among other things, (i) specified oil and natural gas properties and related net profits interests and operations (the “Partnership

Properties”) and (ii) certain commodity derivative contracts relating to the Partnership’s estimated production from total proved developed producing reserves (the “Derivative Contracts”);

(b)                                 the Partnership will assume approximately $                 million of LRR A’s debt that currently burdens the Partnership Properties (the “Assumed Debt”);

(c)                                  the Partnership will enter into a new credit facility, substantially in the form filed as an exhibit to the Registration Statement (the “New Credit Facility”), under which the Partnership expects to borrow $              million on the Closing Date;

(d)                                 the Partnership will issue               Common Units to the public, representing a               % limited partner interest in the Partnership;

(e)                                  the Partnership will issue to Fund I an aggregate of              Common Units and              Subordinated Units, representing an aggregate             % limited partner interest in the Partnership;

(f)                                    the Partnership will issue to the General Partner                    general partner units in the Partnership (the “General Partner Units”), representing a 0.1% general partner interest in the Partnership, and all of the Partnership’s incentive distribution rights (the “Incentive Distribution Rights”);

(g)                                 the Partnership will make a cash distribution to Fund I of approximately $               million and will repay in full the Assumed Debt with funds from borrowings under the New Credit Facility, and the Partnership will pay to Fund I, in exchange for the Partnership Properties purchased from Fund I, approximately $         million consisting primarily of proceeds from the offering;

(h)                                 the Partnership Entities will enter into a services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Services Agreement”), with Lime Rock Management and Lime Rock Resources Operating Company, Inc., a Delaware corporation (“Lime Rock Resources Operating”), pursuant to which management, administrative and operational services will be provided to the Partnership Entities to manage and operate their business;

(i)                                     the Partnership Entities will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), with Fund I, Lime Rock Management and certain other parties that will address certain indemnification matters; and

(j)                                     the Partnership Agreement (as defined in Section 1(a)(12) hereof) will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below), substantially in the form attached as Appendix A to the Prospectus (as so amended and restated, the “Amended and Restated Partnership Agreement”).

(k)                                  In connection with Fund I’s sale and contribution of the Partnership Properties, related assets and operations and Derivative Contracts to the Partnership, the parties will enter into the Contribution Agreement and the assignments and conveyances contemplated therein (collectively, the “Contribution Documents” and, collectively with the Stakeholders’ Agreement, the Services Agreement, the Omnibus Agreement, the Organizational Documents of the Partnership Entities and the New Credit Facility, collectively the “Operative Documents”).

(l)                                     To the extent the Underwriters do not exercise the option described in Section 2(b) hereof to purchase the Option Securities, the Partnership will issue the Option Securities to Fund I at the expiration of the Option Period. To the extent the Underwriters exercise their option to purchase the Option Securities, the number of Option Securities purchased by the Underwriters pursuant to such exercise will be issued to the public, and the remainder of the Option Securities, if any, will be issued to Fund I at the expiration of the Option Period. The net proceeds from any exercise of the Underwriters’ option to purchase Option Securities will be paid to Fund I.

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Partnership Entities and Lime Rock Management.  Each of the Partnership Entities and Lime Rock Management, jointly and severally, represents and warrants to each Underwriter, and agrees with each Underwriter, as follows:

(1)                Compliance with Registration Requirements.  The offer and sale of the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission.

(2)                Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing became effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act in connection with the offering of the Securities, complied and will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limiting the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)                Formation Transactions.  The Formation Transactions will be consummated on or prior to the respective times contemplated by this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus.

(4)                Independent Accountants.  PricewaterhouseCoopers LLP (“PwC”), who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(5)                Reserve Engineers.  Miller and Lents, Ltd. (“Miller and Lents”), whose reports as of March 31, 2011 and December 31, 2010, respectively (the “Miller and Lents Reserve Reports”), are contained in the Initial Registration Statement, the General Disclosure Package and the Prospectus, was as of the date of each such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.  Netherland, Sewell & Associates, Inc. (“NSAI”), whose reports as of March 31, 2011 and December 31, 2010, respectively (the “NSAI Reserve Reports,” and together with the Miller and Lents Reserve Reports, the “Reserve Reports”), are contained in the Initial Registration Statement, the General Disclosure Package and the Prospectus, was as of the date of each such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.

(6)                                  Reserve Information.  The oil and natural gas reserve estimates of the Partnership as of March 31, 2011 and December 31, 2010 contained in the Initial Registration Statement, the General Disclosure Package and the Prospectus are derived from reports that have been prepared by Miller and Lents and NSAI, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership Properties at the dates indicted therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(7)                Financial Statements.  The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the respective financial position of the Partnership and the Predecessor (as defined in the Registration Statement) at the dates indicated and the results of operations, changes in partners’ capital and cash flows of the Predecessor for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The financial information (other than the pro forma financial information) in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Financial Data” and “Selected Historical and Pro Forma Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma information appearing in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Financial Data” and “Selected Historical and Pro Forma Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(8)               No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, business, properties, management or prospects of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B)  the Partnership Entities have not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities or the Partnership Properties, taken as a whole, and the Partnership Entities have not sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except in the case of (B) as would not, individually or in the aggregate, result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.

(9)               Formation and Good Standing of Lime Rock Management and the Partnership Entities. Each of Lime Rock Management and the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with full partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (B) in the case of the Partnership, to issue, sell and deliver the Securities, (C) in the case of the General Partner, to act as the general partner of the Partnership, and (D) in the case of each of Lime Rock Management and the Partnership Entities that is a party to an Operative Document, to execute and deliver such Operative Document and consummate the transactions contemplated thereby.

(10)        Foreign Qualification and Registration of the Partnership Entities. Each of the Partnership Entities is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  Exhibit B accurately sets forth the jurisdiction of formation, each jurisdiction of foreign qualification and the name of the sole member of the Operating Subsidiary.

(11)        Ownership of the General Partner.  As of the date hereof, Lime Rock Management, as the sole member of the General Partner, owns 100% of the General Partner’s issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”) and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-3-3, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).  At the Closing Date, after giving effect to the Formation Transactions, Lime Rock Management will own 100% of the General Partner’s issued and outstanding Class A membership interests and Fund I and Fund II will own 100% of the General Partner’s issued and outstanding Class B membership interests and Class C membership interests, respectively; such membership interests have been duly authorized and at the Closing Date, after giving effect to the Formation Transactions, will be validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the Closing Date (the “A&R General Partner Agreement”), will be fully paid (to the extent required under the A&R General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Lime Rock Management will hold its membership interests free and clear of all Liens, other than those created or arising under the A&R General Partner Agreement.

(12)        Ownership of the General Partner Interest in the Partnership.  The General Partner is and, after giving effect to the Formation Transactions, at the Closing Date and each Option Closing Date, if any, will be, the sole general partner of the Partnership, with a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”) and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(13)        Ownership of Sponsor Units. Assuming no purchase by the Underwriters of Option Securities on the Closing Date, at the Closing Date and after giving effect to the Formation Transactions, Fund I will own           Common Units and Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(14)        Ownership of Incentive Distribution Rights in the Partnership. After giving effect to the Formation Transactions, at the Closing Date and each Option Closing Date, if any, the General Partner will be the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement, and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own the Incentive Distribution Rights free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(15)        Ownership of the Operating Subsidiary.  The Partnership owns, directly or indirectly, all of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Subsidiary, as in effect at such time, and are fully paid (to the extent required by the limited liability company agreement of the Operating Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(16)        No Other Subsidiaries.  Other than its ownership interest in the Operating Subsidiary, the Partnership does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership interest in the Partnership and its indirect ownership interests in the Operating Subsidiary, the General Partner does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.  The Operating Subsidiary is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X.

(17)        Capitalization.  On the Closing Date, after giving effect to the Formation Transactions and the issuance of the Securities pursuant to this Agreement, the authorized, issued and outstanding limited partner interests and general partner interest of the Partnership will consist of            Common Units,               Subordinated Units, the Incentive Distribution Rights and          General Partner Units (as defined in the Amended and Restated Partnership Agreement) in the Partnership (except for issuances, if any, pursuant to Section 2(b) of this Agreement or pursuant to compensation plans described in the General Disclosure Package and the Prospectus).  None of the Sponsor Units, the Incentive Distribution Rights or the General Partner Units of the Partnership will be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(18)        Authorization, Execution and Delivery of this Agreement and the Partnership Entities’ Organizational Documents.

A.            This Agreement has been duly authorized, executed and delivered by or on behalf of Lime Rock Management and each Partnership Entity.

B.            The General Partner Agreement has been duly authorized, executed and delivered by Lime Rock Management and is a valid and legally binding agreement of Lime Rock Management, enforceable against Lime Rock Management in accordance with its terms.

C.            The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and Lime Rock Management and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

D.            The limited liability company agreement of the Operating Subsidiary has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(19)        Authorization, Execution and Delivery of the Operative Documents. At or before the Closing Date:

A.                  The Amended and Restated Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Lime Rock Management and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

B.                  The Stakeholders’ Agreement has been duly authorized, executed and delivered by each of the Partnership Parties and Lime Rock Management and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

C.                  The Services Agreement will be duly authorized, executed and delivered by each of the Partnership Entities, Lime Rock Management and Lime Rock Resources Operating and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

D.                  The Omnibus Agreement will be duly authorized, executed and delivered by each of the Partnership Entities and Lime Rock Management and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

E.                   The Contribution Documents will be duly authorized, executed and delivered by each of the Partnership Entities that are a party thereto, and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms; and

F.                    The New Credit Facility will be duly authorized, executed and delivered by the Partnership and the Operating Subsidiary and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(20)        Authorization of Securities.  The Securities to be sold by the Partnership under this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with this Agreement and the Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act); and except as described in the General Disclosure Package and the Prospectus, the issuance and sale of the Securities to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.  At the Closing Date and each Option Closing Date, if any, all limited partner and limited liability company action, as the case may be, required to be taken by Lime Rock Management or any of the Partnership Entities for the authorization, issuance and sale and delivery of the Securities and the consummation of the transactions (including the Formation Transactions) contemplated by this Agreement shall have been validly taken.

(21)        Description of Securities.  The Securities, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and this Agreement against payment thereof as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the General Partner Units (as defined in the Amended and Restated Partnership Agreement), when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and the Contribution Documents, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(22)        Absence of Defaults and Conflicts.  None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement by the Partnership Entities and Lime Rock Management and the consummation by the Partnership Entities and Lime Rock Management of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by Lime Rock Management and the Partnership Entities with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities or the Partnership Properties pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of Lime Rock Management or the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Lime Rock Management or the Partnership Entities or any of their respective assets, properties or operations, except for such violations of any applicable law, statute, rule, regulations, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Lime Rock Management or the Partnership Entities or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(23)        Absence of Labor Dispute.  No labor dispute with the employees of Lime Rock Management and Lime Rock Resources Operating exists or is imminent, and the Partnership Entities are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership or the Operating Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(24)        Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Entities, threatened, against or affecting the Partnership Entities or Lime Rock Management that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation by the Partnership Entities or Lime Rock Management of the transactions contemplated in this Agreement or the performance by the Partnership Entities or Lime Rock Management of their obligations under this Agreement.

(25)        Accuracy of Descriptions and Exhibits.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Pro Forma Liquidity and Capital Resources—New Credit Facility,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Predecessor Liquidity and Capital Resources—Predecessor Credit Facility,” “Business—Environmental Matters and Regulation,” “Business—Legal Proceedings,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Amended and Restated Partnership Agreement, the A&R General Partner Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(26)        Possession of Intellectual Property.  After giving effect to the Formation Transactions, at the Closing Date and each Option Closing Date, if any, the Partnership and the Operating Subsidiary, as applicable, will own, possess, license or have other rights to use, on reasonable terms, all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Registration Statement, the General Disclosure Package or the Prospectus and that is necessary for the conduct of their business as currently conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Intellectual Property”); and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership or the Operating Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.  Without limitation to the foregoing, (A) to the knowledge of the Partnership Entities, there are no third parties who have rights to any Intellectual Property of the Partnership or the Operating Subsidiary, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Partnership or the Operating Subsidiary; (B) there is no pending or, to the knowledge of the Partnership Entities, threatened action, suit, proceeding or claim by others challenging the Partnership’s or the Operating Subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Partnership or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others; (C) the Partnership and the Operating Subsidiary have complied in all material respects with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Partnership or the Operating Subsidiary, and all such agreements are in full force and effect; and (D) there is no patent or patent application that contains claims that materially interfere with the issued or pending claims of any such Intellectual Property of the Partnership or the Operating Subsidiary or that challenges the validity, enforceability or scope of any such Intellectual Property.

(27)        Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder, member or creditor of the Partnership Entities or Lime Rock Management, (C) no authorization, approval, waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for (x) the performance by the Partnership Entities and Lime Rock Management of their obligations under this Agreement, (y) for the offering, issuance, sale or delivery by the Partnership of the Securities hereunder, or (z) for the consummation by the Partnership Entities and Lime Rock Management of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the rules and regulations of FINRA, and (ii) in the case of clauses (x) and (z) above, such that if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities or Lime Rock Management to consummate the transactions contemplated under this Agreement, and except that no representation is made as to such as may be required under state or foreign securities laws.

(28)        Possession of Licenses and Permits.  Each of the Partnership Entities possesses, or at the Closing Date and each Option Closing Date, if any, after giving effect to the Formation Transactions, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses would not result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(29)        Title to Property.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Formation Transactions, the Partnership Entities will have (A) legal, valid and defensible title to the interests in the Partnership Properties supporting the estimates of its net proved reserves contained in the Registration Statement, the General Disclosure Package and the Prospectus, (B) good and marketable title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except Liens described in the Registration Statement, the General Disclosure Package and the Prospectus and Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities. All real property, buildings and other improvements, and equipment and other property, except the Partnership Properties covered by clause (A) above, to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, subject to exceptions that are not material and do not interfere with the use made or proposed to be made of such real property, buildings and other improvements, and equipment and other property, except the Partnership Properties covered by clause (A) above, by the Partnership Entities, and all such leases and subleases will be in full force and effect. None of the Partnership Entities has any notice of any claim that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(30)        Royalty Payments.  As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the Partnership Properties have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no material amount of proceeds from the sale of production attributable to the Partnership Properties are currently being held in suspense by any purchaser thereof, except where such amounts due would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Partnership or the Operating Subsidiary in the Partnership Properties, except where such claims would not, individually or in the aggregate, have a Material Adverse Effect.

(31)        Rights of Way.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Formation Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities will have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the General Disclosure Package, subject in each case to such qualifications as may be set forth in the General Disclosure Package.

(32)        Investment Company Act.  None of the Partnership Entities is, and upon the issuance and sale of the Securities to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(33)        Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(34)   Review of Environmental Laws.  The Partnership has reviewed the effect of Environmental Laws in effect on the date hereof on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(35)   Absence of Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(36)   NYSE.  The Securities being sold hereunder by the Partnership have been approved for listing on the NYSE, subject only to official notice of issuance.

(37)   FINRA Matters.  To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s directors and executive officers or, as of the date hereof, the Partnership’s 5% or greater securityholders, except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(38)   Tax Returns.  The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(39)   Insurance.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Formation Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility, or entitled to the benefits of such insurance, against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, properties, officers and directors will be in full force and effect as of the Closing Date; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects; there are no claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage with respect to the ownership and operation of the Partnership Properties sought or applied for; and the General Partner has no reason to believe that it will not be able to renew any existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers as a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(40)   Accounting and Disclosure Controls.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities is aware of (i) any material weakness in the Partnership’s internal accounting controls or (ii) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting.  The Partnership Entities maintain “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(41)   Compliance with the Sarbanes-Oxley Act.  As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Entities, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans.

(42)   Absence of Manipulation.  Neither Lime Rock Management nor the Partnership Parties have taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(43)   Statistical and Market-Related Data.  Any statistical, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership and the General Partner believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(44)   Foreign Corrupt Practices Act.  None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Partnership Entities, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(45)   Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(46)   OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the General Partner, the Partnership or the Operating Subsidiary is currently subject to any U.S. sanctions administered by OFAC; and neither the General Partner nor the Partnership will directly or indirectly use any of the proceeds from the sale of Securities by the Partnership in the offering contemplated by this

Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(47)   ERISA Compliance.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in Partnership’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the Partnership’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Partnership Entities may have any liability.

(48)   Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) none of the Partnership Entities has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) none of the Partnership Entities will use any of the proceeds from the sale of the Securities by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any affiliate of an Underwriter  or otherwise direct any such proceeds to any Underwriter or any affiliate of an Underwriter.

(49)   Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were executive officers or directors of the General Partner as of the date of the

Pre-Pricing Prospectus has given oral or written notice to the General Partner of his or her resignation (or otherwise indicated to the Partnership Entities an intention to resign within the next twelve months), nor has any such officer or director been terminated by the General Partner or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the General Partner or the General Partner’s board of directors.

(50)   Related Party Transactions.  There are no business relationships or related party transactions involving the Partnership or the Operating Subsidiary or, to the knowledge of the Partnership Entities, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(51)   Directed Unit Program.  None of the Reserved Security Offerees is domiciled outside of the United States.

(52)   Offering Materials.  Without limiting the provisions of Section 16 hereof, the Partnership Parties have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing and any Permitted Free Writing Prospectuses (as defined in Section 16 hereof).

(53)   No Restrictions on Distributions.  None of the Partnership Entities is prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, from repaying any debt owed to any other Partnership Entity, or from transferring any of its properties or assets to the Partnership or any other Partnership Entity, in each case, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(54)   Brokers.  Except as provided in this Agreement and in the Structuring Fee Agreement, dated the date hereof, among the General Partner, the Partnership and Wells Fargo, there is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(b)           Representations and Warranties by Fund I.  Fund I represents and warrants to each Underwriter, and agrees with each Underwriter, as follows:

(1)     Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing became effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration

Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraphs of this Section 1(b)(1) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described in Section 6(b) hereof.

(2)     Formation Transactions.  The Formation Transactions to which Fund I is a party will be consummated on or prior to the respective times contemplated by this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus.

(3)     Independent Accountants.  PwC, who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to Fund I as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(4)     Reserve Engineers.  Miller and Lents, which prepared the Miller and Lents Reserve Reports contained in the Initial Registration Statement, the General Disclosure Package and the Prospectus, was as of the date of each such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to Fund I.  NSAI, which prepared the NSAI Reserve Reports contained in the Initial Registration Statement, the General Disclosure Package and the Prospectus, was as of the date of each such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to Fund I.

(5)     Financial Statements.  The historical financial statements of the Predecessor included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the respective financial position of the Predecessor at the dates indicated and the results of operations, changes in partners’ capital, as applicable, and cash flows of the Predecessor for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The financial information of the Predecessor (other than the pro forma financial information) in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Financial Data” and “Selected Historical and Pro Forma Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma information appearing in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Financial Data” and “Selected Historical and Pro Forma Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, business, management or prospects of the Partnership Properties taken as a whole, whether or not arising in the ordinary course of business, and (B) Fund I has not incurred any liability or obligation with respect to the Partnership Properties or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Properties, taken as a whole, and Fund I has not, with respect to the Partnership Properties, sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except in any case as would not, individually or in the aggregate, result in a Material Adverse Effect.

(7)     Formation and Good Standing of the Fund I entities. Each of the Fund I entities has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, and (B) in the case of each of the Fund I entities that is a party to an Operative Document, to execute and deliver such Operative Document and consummate the transactions contemplated thereby.

(8)     Ownership of the General Partner.  Fund I and Fund II will hold its Class B and Class C membership interests free and clear of all Liens, other than those created or arising under the A&R General Partner Agreement.

(9)     Ownership of Sponsor Units. After giving effect to the Formation Transactions and as of the Closing Date and each Option Closing Date, if any, Fund I will own the Sponsor Units free and clear of all Liens, other than those created or arising under the Amended and Restated Partnership Agreement.

(10)   Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Fund I entities.

(11)   Authorization, Execution and Delivery of the Operative Documents. At or before the Closing Date:

(a)     the Amended and Restated Partnership Agreement will be duly authorized, executed and delivered by each Fund I entity and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(b)     the Stakeholders’ Agreement has been duly authorized, executed and delivered by Lime Rock Resources GP, L.P., Lime Rock Resources GP II, L.P. and each Fund I and Fund II entity and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(c)     the Omnibus Agreement will be duly authorized, executed and delivered by LRR GP, LLC and each Fund I entity and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(d)     the Contribution Documents will be duly authorized, executed and delivered by each Fund I entity that is a party thereto and will be valid and legally binding agreements of each of them, enforceable against each of them in accordance with their terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(12)   Authorization of Transactions.  At the Closing Date and each Option Closing Date, if any, all limited partner action required to be taken by Fund I or any of its partners under the applicable partnership agreement of each Fund I entity for the consummation by Fund I of the transactions (including the Formation Transactions) contemplated by this Agreement shall have been validly taken.

(13)   Absence of Defaults and Conflicts.  None of the Fund I entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Subject Instrument or the Existing Credit Agreement, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement by Fund I and the consummation by Fund I of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Fund I entities with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or result in the creation or imposition of any Lien upon the Partnership Properties pursuant to, the Existing Credit Agreement, except for such conflicts, breaches, defaults or Liens that have been waived or would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of Fund I entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund I entities or the Partnership Properties, except for such violations of any applicable law, statute, rule, regulations, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of Fund I entities or any of the Partnership Properties, that would not, individually or in the aggregate, result in a Material Adverse Effect.

(14)   Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Fund I, threatened, against or affecting the Partnership Properties that is required to be disclosed in the

Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation by Fund I of the transactions contemplated in this Agreement or the performance by Fund I of its obligations under this Agreement.

(15)   Accuracy of Descriptions and Exhibits.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Predecessor Liquidity and Capital Resources—Predecessor Credit Facility,” “Business—Legal Proceedings,” and “Certain Relationships and Related Party Transactions,” in each case to the extent that it constitutes matters of law, summaries of legal matters, or any other instruments or agreements to which Fund I is a party, summaries of legal proceedings to which Fund I is a party, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the Existing Credit Agreement are accurate in all material respects.

(16)         Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, waiver or consent under any Subject Instrument to which the Fund I entities are a party and (C) no authorization, approval, vote or consent of any other person or entity other than the partners of Fund I, whose authorization, approval, vote or consent has already been obtained, is necessary or required for (x) the performance by Fund I of its obligations under this Agreement or (y) for the consummation by the Fund I Entities of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, and the rules and regulations of FINRA, and (ii) in the case of clauses (x) and (y) above, such that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Fund I Entities to consummate the transactions contemplated under this Agreement, and except that no representation is made as to such as may be required under state or foreign securities laws.

(17)         Possession of Licenses and Permits.  As of the date of this Agreement, the Fund I entities are in compliance with the terms and conditions of all Governmental Licenses with respect to the Partnership Properties, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; as of the date of this Agreement, all of the Governmental Licenses with respect to the Partnership Properties are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Fund I entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses with respect to the Partnership Properties which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(18)         Title to Property.  As of the date of this Agreement, Fund I has (A) legal, valid and defensible title to the interests in the Partnership Properties supporting the estimates of its net proved reserves contained in the Registration Statement, the General Disclosure Package and the Prospectus, (B) good and marketable title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except Liens described in the Registration Statement, the General Disclosure Package and the Prospectus and Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities.  None of the Fund I entities has any notice of any claim with respect to the Partnership Properties that has been asserted by anyone adverse to the rights of the Fund I entities under any of the leases or subleases related to the Partnership Properties or affecting or questioning the rights of the Fund I entities to the possession of the leased or subleased premises under any such lease or sublease with respect to the Partnership Properties except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(19)   Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, with respect to the ownership and operation of the Partnership Properties, (A) none of the Fund I entities is in violation of any Environmental Laws, (B) as of the date of this Agreement, the Fund I entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Fund I and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Fund I relating to Hazardous Materials or any Environmental Laws.

(20)   Tax Returns.  The Fund I entities have filed all foreign, federal, state and local tax returns relating to the Partnership Properties that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(21)   Insurance.  Fund I has insured the Partnership Properties with insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Fund I is engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Properties are in full force and effect as of the date of this Agreement; and as of the date of this Agreement, Fund I is in compliance with the terms of such policies and instruments in all material respects.  Fund I has not been refused any insurance coverage with respect to the ownership and operation of the Partnership Properties sought or applied for.  There are no claims by any Fund I entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(22)   Accounting Controls.  Fund I maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, Fund I is not aware of (i) any material weakness in its internal accounting controls or (ii) any fraud, whether or not material, involving management or other employees who have a role in its internal control over financial reporting.

(23)   Absence of Manipulation.  Fund I has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(24)   Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) Fund I has no lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter and (B) Fund I will not directly use any of the proceeds from the sale of the Securities by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any affiliate of an Underwriter or otherwise direct any such proceeds to any Underwriter or any affiliate of an Underwriter.

(25)   No Right of First Refusal.  Except as described in each of the General Disclosure Package and the Prospectus, no Fund I entity has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Partnership to the Underwriters pursuant to this Agreement.

(26)   Foreign Corrupt Practices Act.  None of the Fund I entities nor, to the knowledge of Fund I, any director, officer, agent, employee, affiliate or other person acting on behalf of any Fund I entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each Fund I entity and, to the knowledge of Fund I, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(27)   Money Laundering Laws.  The operations of Fund I are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Fund I with respect to the Money Laundering Laws is pending or, to the knowledge of Fund I, threatened.

(28)   OFAC.  None of the Fund I entities nor, to the knowledge of Fund I, any director, officer, agent, employee, affiliate or other person acting on behalf of Fund I is currently subject to any U.S. sanctions administered by OFAC; and Fund I will not directly or indirectly use any of the proceeds from the sale of Securities by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(c)           Certificates.  Any certificate signed by any officer of any LRR Party (whether signed on behalf of such officer or LRR Party) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such LRR Party to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $      per Common Unit (the “Purchase Price”).

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants to the Underwriters, severally and not jointly, an option to purchase, ratably in accordance with the number of Initial Securities to be purchased by each Underwriter, all or a portion of the Option Securities at a price per Common Unit equal to the Purchase Price referred to in Section 2(a) above.  The option hereby granted will expire at the close of business on the 30th day after the date hereof (such thirty-day period, the “Option Period”) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Partnership will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c)           Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on         , 2011 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase.  Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option

Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Partnership.  The Partnership covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.   The Partnership, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Prospectus, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Partnership (i) to amend the Registration Statement so that the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) to amend or supplement the General Disclosure Package or the Prospectus so that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary, in the opinion of counsel for the Underwriters or the Partnership, to correct such untrue statement or omission or to comply with such requirements, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary, in the opinion of such counsel, at any such time to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Partnership will use its best efforts, in cooperation with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities (but in no event less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(g)           Rule 158.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)            Listing.   The Partnership will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j)            Restriction on Sale of Securities.  During the Lock-Up Period (as may be extended pursuant to the provisions set forth in the next sentence), the Partnership Entities will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, except that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units or Subordinated Units as payment of any part of the purchase price for businesses that are acquired by the Partnership; provided that any recipient of such Units must agree in writing to be bound by the terms of this Section 3(i) for the remaining term of the Lock-Up Period,

(ii)   file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units (other than (i) any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement, (ii) any registration statement on Form S-8 to register Common Units or options to purchase Common Units pursuant to the long-term incentive plan described in the Pre-Pricing Prospectus and the Prospectus under the caption “Management—Long-Term Incentive Plan” and (iii) any registration statement in connection with the entrance by the Partnership into a definitive agreement relating to the acquisition of a business as contemplated by Section 3(i)(i)), or

(iii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(i) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Wells Fargo:

(1)           issue the Securities to the Underwriters or Fund I, as applicable, pursuant to this Agreement,

(2)           issue Common Units, Subordinated Units and the Incentive Distribution Rights to the General Partner and Fund I, as applicable, pursuant to this Agreement,

(3)           issue Common Units and grant options to purchase Common Units and any other securities pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(4)           issue Common Units upon the exercise of options or other grants outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (3) above, and

(5)           file or cause the filing of the registration statements (including amendments thereto) described in the Prospectus under the captions “The Partnership Agreement—Registration Rights” and “Units Eligible for Future Sale,”

provided, however, that in the case of any issuance described in clause (4) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D-1 hereto to this Agreement and otherwise satisfactory in form and substance to Wells Fargo.

(k)           Reporting Requirements.  The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Preparation of Prospectus.  Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus and any such Issuer Free Writing Prospectus.

(m)          Directed Unit Program.  The Partnership shall cause each Reserved Security Offeree who (x) purchases Reserved Securities and is an immediate family member of a director or executive officer of the General Partner or (y) purchases $100,000 or more of Reserved Securities to execute a lock-up agreement substantially in the form attached hereto as Exhibit D-2 and otherwise to cause the Reserved Securities to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Securities during the period beginning on the date hereof and ending on and including the date that is the 180th day after the date of the Prospectus or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, in an amount not to exceed $20,000, in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the costs and expenses of the Partnership and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership incurred and one half of the cost of any aircraft chartered in connection with any such presentations or meetings.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the LRR Parties contained in this Agreement, or in certificates signed by any officer of any LRR Party (whether signed on behalf of such officer or LRR Party) delivered to the Representatives or counsel for the Underwriters, to the performance by the LRR Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Initial Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or otherwise resolved with the Commission to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)                                 Opinion of Counsel for Partnership.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Andrews Kurth LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Counsel for Lime Rock Management.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of counsel for Lime Rock Management, in form and substance satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(d)                                 Opinion of Delaware Counsel.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Delaware counsel, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the limited partnership agreement or limited liability company agreement, as the case may be, of each Partnership Entity constitutes a valid and binding agreement of parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

(e)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)                                   Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the financial condition, results of operations, business, properties, management or prospects of the Partnership and the Operating Subsidiary taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received certificates, signed on behalf of the Partnership by a Co-Chief Executive Officer of the General Partner or Fund I, as applicable, and the Chief Financial Officer or Chief Accounting Officer of the General Partner or Fund I, as applicable, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change with respect to the Partnership and Operating Subsidiary, or Fund I with respect to the Partnership Properties, as applicable, (ii) the representations and warranties of the applicable LRR Parties in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Partnership Entities, Lime Rock Management and Fund I, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Entities, are contemplated by the Commission.

(g)                                  Comfort Letters.  At the time of the execution of this Agreement, the Representatives shall receive from each of PwC, Miller and Lents and NSAI a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing (i) in the case of the letter of PwC, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, and (ii) in the case of the letters of Miller and Lents and NSAI, statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the Reserve Reports and related reserve information contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.

(h)                                 Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from each of PwC, Miller and Lents and NSAI a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)                                     Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)                                    Lock-up Agreements.  On or prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by each of the persons listed in Exhibit C hereto.

(k)                                 No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)                                     Formation Transactions.  In connection with the sale of the Initial Securities on the Closing Date, the Formation Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus and the Representatives shall have received such evidence that the Formation Transactions have been consummated as the Representatives may reasonably request.

(m)                             Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                 Opinion of Counsel for Partnership.  The opinion of Andrews Kurth LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2)                                 Opinion of Counsel for Lime Rock Management.  The opinion of internal counsel for Lime Rock Management, in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)                                 Opinion of Delaware Counsel.  The opinion of Delaware counsel, in form and substance satisfactory to counsel for the Underwriters and dated such Option Closing Date, to the same effect as the opinion required by Section 5(d) hereof.

(4)                                 Opinion of Counsel for Underwriters.  The opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(5)                                 Officers’ Certificate.  Certificates, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the General Partner and Fund I, as applicable by two of the officers specified in Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(6)                                 Bring-down Comfort Letters.  Letters from PwC, Miller and Lents and NSAI, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date

(n)                                 Rating Downgrade.  Subsequent to the Applicable Time, there shall not have been any decrease in the rating of the Partnership’s debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)                                 Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 15, 17, 18 and 19 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                 Indemnification by the Partnership Entities.  The Partnership Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of Securities as underwriters, and their officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Partnership; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel selected by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the directors and director nominees, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pre-Pricing Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein.  The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, consists exclusively of (A) the names of the Underwriters appearing on the cover page of the Pre-Pricing Prospectus and the Prospectus and the last paragraph of the cover page of the Pre-Pricing Prospectus and the Prospectus regarding delivery of the Securities, and (B) the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting,” (ii) the information regarding the concession and reallowance appearing in the first paragraph under the caption “Discounts,” (iii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the first and second paragraphs under the caption “Stabilization” and (iv) the information regarding the limitation on sales to discretionary accounts appearing in the first paragraph under the caption “Discretionary Accounts.”

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Partnership, the directors and director nominees, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act,

shall be selected by the Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership, the directors and director nominees, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the LRR Parties with respect to indemnification of each other or contribution between themselves.

(f)                                   Indemnification for Reserved Securities.  In addition to and without limitation to the obligations of the Partnership Entities to indemnify each Underwriter, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of Securities as underwriters, and their officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act pursuant to the other provisions of this Section 6, the Partnership Entities agree to indemnify and hold harmless each Underwriter, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of Securities as underwriters, and their officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Reserved Securities have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus “wrapper” or other material prepared by or with the consent of the Partnership for delivery or distribution to Reserved Securities Offerees or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) arising out of the failure of any Reserved Security Offeree to pay for or accept delivery of the Reserved Securities which such Reserved Security Offeree agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Reserved Securities;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that (subject to Section 6(d) above) any such settlement is effected with the written consent of the Partnership; and

(iii)       against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations or, in the case of indemnification pursuant to Section 6(f), matters referred to in Section 6(f) that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Partnership Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the LRR Parties on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or, in the case of indemnification provided for in Section 6(f), matters referred to in Section 6(f).

The Partnership Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, agent and affiliate of any Underwriter who has, or who is alleged to have, participated in the distribution of the Securities as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as such Underwriter, and each director and director nominee of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers signed by the LRR Parties (whether signed on behalf of such officer or LRR Party) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, agent or affiliate of any Underwriter who has, or are alleged to have, participated in the distribution of Securities as underwriters, or any person controlling any Underwriter, or by or on behalf of the Partnership, any officer, director, director nominee or employee of the General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the financial condition, results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 15, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the

Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)                if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)                if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier or transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(b) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto reply.  Notices to the Underwriters shall be directed to the Representatives at (i) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-        (with such fax to be confirmed by telephone to 212-         ), (ii) Citigroup Global Markets Inc. General Counsel (fax no. 212-816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (iii) Raymond James at                , (iv) RBC at          and Barclays Capital Inc. at          . Notices to the Partnership shall be directed to it at 1111 Bagby Street, Suite 4600, Houston, Texas 77002, Attention of Chief Financial Officer, fax no. 713-345-2176 (with such fax to be confirmed by telephone to 713-345-2126).

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the LRR Parties and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the LRR Parties and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the LRR Parties and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means      :    .m. (New York City time) on           , 2011 or such other time as agreed by the Partnership and Wells Fargo (it being agreed that such time is the first time when sales of the Securities are made by the Underwriters).

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated November 23, 2010, by and among LRR A as borrower, Wells Fargo Bank, National Association, as administrative agent, BNP Paribas, as syndication agent, Wells Fargo Securities LLC as sole lead arranger and sole book manager, and the lenders party thereto, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Partnership’s registration statement on Form S-1 (Registration No. 333-174017), as amended at the time it became effective, including the Rule 430A Information.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (a) is required to be filed with the Commission by the Partnership, (b) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits H and I hereto, in each case in the form furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

“Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit I hereto.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, subject to extension of such period as provided herein.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject that solely in the case of this clause (b), are material with respect to the Partnership and its subsidiaries taken as a whole.

“Pre-Pricing Prospectus” means the preliminary prospectus dated            , 2011 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.”  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Property Contributor Percentage” means (i) with respect to LRR A 14.2894%, (ii) with respect to LRR B 4.7376% and (iii) with respect to LRR C 80.9730%.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which the Partnership or any subsidiary of the Partnership is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto, that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Securities under the

1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided, that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16.  Permitted Free Writing Prospectuses.  The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Partnership and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Partnership, whether or not required to be filed with the Commission; provided that the prior written consent of the Partnership and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto and to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing

Prospectus.”  The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H or Exhibit I hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  Each of the LRR Parties, jointly and severally, acknowledges and agrees that:

(a)                                  each of the Underwriters is acting solely as an underwriter in connection with the public offering and sale of the Securities and no fiduciary, advisory or agency relationship between the LRR Parties, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the LRR Parties on other matters;

(b)                                 the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Partnership Entities following discussions and arms-length negotiations with the Representatives;

(c)                                  it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the LRR Parties or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e)                                  none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f)                                    it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the LRR Parties and that none of the Underwriters has any obligation to disclose such interests and transactions to the LRR Parties by virtue of any fiduciary, advisory or agency relationship; and

(g)                                 it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, including unitholders, employees or creditors of the LRR Parties.

SECTION 18.  Research Analyst Independence.  The LRR Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The LRR Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the LRR Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the LRR Parties by such Underwriters’ investment banking divisions.  The LRR Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 19.  Consent to Jurisdiction.  The LRR Parties hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Partnership, the General Partner, the Operating Subsidiary, Lime Rock Management and each Fund I entity in accordance with its terms.

Very truly yours,

LRR ENERGY, L.P.

By:	LRE GP, LLC,
its general partner

By
Name:
Title:

LRE GP, LLC

By
Name:
Title:

LRE OPERATING, LLC

By
Name:
Title:

LIME ROCK MANAGEMENT LP

By:	Lime Rock Management GP LLC,
its general partner

By
Name:
Title:

[Signature page to Underwriting Agreement]

LIME ROCK RESOURCES A, L.P.

By:	Lime Rock Resources A GP, LLC,
its general partner
By:	Lime Rock Resources GP, L.P.,
its sole member
By:	LRR GP, LLC, its general partner

By
Name:
Title:

LIME ROCK RESOURCES B, L.P.

By:	Lime Rock Resources GP, L.P.,
its general partner
By:	LRR GP, LLC, its general partner

By
Name:
Title:

LIME ROCK RESOURCES C, L.P.

By:	Lime Rock Resources C GP, LLC,
its general partner
By:	Lime Rock Resources GP, L.P.,
its sole member
By:	LRR GP, LLC, its general partner

By
Name:
Title:

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS, LLC
BARCLAYS CAPITAL INC.

By: WELLS FARGO SECURITIES, LLC

By
Name:
Title:

By: CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

By: RAYMOND JAMES & ASSOCIATES, INC.

By
Name:
Title:

By: RBC CAPITAL MARKETS, LLC

By
Name:
Title:

By: BARCLAYS CAPITAL INC.

By
Name:
Title:

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

[Signature page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Barclays Capital Inc.
Robert W. Baird & Co. Incorporated
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Organization	Jurisdictions of Foreign Qualification	Material Subsidiary?	Type of Entity	Names of Sole Member
LRE Operating, LLC	Delaware	New Mexico Oklahoma Texas	Yes	Limited Liability Company	LRR Energy, L.P.

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

C-1

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

LRR Energy, L.P.

Public Offering of Common Units

Dated as of               , 2011

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC

Barclays Capital Inc.

As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), LRE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), LRE Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, Lime Rock Management LP, a Delaware limited partnership, Lime Rock Resources A, L.P., a Delaware limited partnership, Lime Rock Resources B, L.P., a Delaware limited partnership, Lime Rock Resources C, L.P., a Delaware limited partnership, Wells Fargo Securities, LLC (“Wells Fargo”), Citigroup Global Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Barclays Capital Inc., as representatives of a group of underwriters (the “Underwriters”), relating to a proposed underwritten public offering of common units representing limited partner interests (the “Common Units”) in the Partnership

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the General Partner, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement

D-1-1

through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.  Moreover, if:

(1)                                  during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or

(2)                                  prior to the expiration of the Lock-Up Period the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the provisions of the previous paragraph will be delivered by Wells Fargo to the Partnership and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period pursuant to the immediately preceding sentence), the undersigned will give prior notice thereof to the Partnership and will not consummate any such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as the same may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units:

D-1-2

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and, in the case of a transfer pursuant to clause (1) above, that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, and, in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be.  For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption).

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (ii) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag along rights, co-sale rights or other rights to have any securities (debt or

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equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Units pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

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EXHIBIT D-2

FORM OF DIRECTED UNIT PROGRAM LOCK-UP

LRR Energy, L.P.

Public Offering of Common Units

Dated as of                     , 2011

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC

Barclays Capital Inc.

As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the Directed Unit Program (the “DUP”) for the proposed initial public offering of common units (the “Common Units”) representing limited partner interests in LRR Energy, L.P., a Delaware limited partnership (the “Partnership”).

In order to induce Wells Fargo Securities, LLC (“Wells Fargo”) to sell Common Units to the undersigned through the DUP, and in light of the benefits that the purchase of the Common Units under the DUP will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Wells Fargo that if the undersigned purchases at least $100,000 worth of Common Units under the DUP, then during the period beginning on and including the date set forth on the final prospectus used to sell the Common Units (the “Final Prospectus”) through and including the date that is the 180th day after the date of the Final Prospectus (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether now owned or hereafter

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acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other securities, in cash or otherwise.  Moreover, if:

(1)                                  during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or

(2)                                  prior to the expiration of the Lock-Up Period the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the provisions of the previous paragraph will be delivered by Wells Fargo to the Partnership and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period pursuant to the immediately preceding sentence), the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as the same may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

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(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and, in the case of a transfer pursuant to clause (1) above, that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, and, in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be.  For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (ii) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity), provided that such waiver shall apply only to the initial public offering of Common Units and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are

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irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

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EXHIBIT E

FORM OF OPINION OF PARTNERSHIP COUNSEL

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EXHIBIT F

FORM OF OPINION OF COUNSEL TO LIME ROCK MANAGEMENT LP

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EXHIBIT G

PRICE-RELATED INFORMATION

Public offering price: $                 per common unit

Net proceeds, before expenses, to the Partnership: $          per common unit

Settlement date:              , 2011

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EXHIBIT H

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

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EXHIBIT I

ISSUER PRICING FREE WRITING PROSPECTUS

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